Exhibit 10.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of August 15, 2014, is made and entered into by and among American Media, Inc., a Delaware corporation (“AMI”), the subsidiary guarantors listed on the signature pages hereto (the “Guarantors”), certain funds and accounts managed by Chatham Asset Management, LLC (as set forth under the caption “Chatham Parties” on Schedule A hereto, and collectively, the “Chatham Parties”) and Omega Charitable Partnership, L.P. (together with the Chatham Parties, the “Investors”).

WHEREAS, on the date hereof, AMI, AMI Parent Holdings LLC and AMI Merger Corporation have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of all of the issued and outstanding common stock of AMI by AMI Parent Holdings LLC and AMI Merger Corporation on the terms and subject to the conditions set forth in the Merger Agreement and certain other related transactions as described therein (all of the transactions contemplated by the Merger Agreement, but not including the issuance of Additional Notes (as defined below) in accordance with the terms of this Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Investors and their affiliates own (i) $7.8 million aggregate principal amount outstanding of 13½% Second Lien Senior Secured Notes due 2018 (the “Second Lien Notes”) issued pursuant to that certain indenture dated as of December 22, 2010, among AMI, the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, as supplemented by the first supplemental indenture dated as of May 13, 2011, the second supplemental indenture dated as of April 25, 2012 and the third supplemental indenture dated as of August 15, 2014 (as such agreement may be amended, restated or supplemented on the date hereof, the “Second Lien Notes Indenture”) and (ii) $101.1 million aggregate principal amount outstanding of 10% Second Lien Senior Secured PIK Notes due 2018 (the “Second Lien PIK Notes”) issued pursuant to that certain indenture dated as of October 2, 2013, among AMI, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), as supplemented by the first supplemental indenture dated as of August 15, 2014 (as such agreement may be amended, restated or supplemented on the date hereof, the “Second Lien PIK Notes Indenture”);

WHEREAS, in connection with the Transactions, upon the terms and subject to the conditions and limitations set forth in this Agreement, AMI seeks to issue and sell to the Investors, and the Investors shall thereupon purchase from AMI, an aggregate principal amount of additional Second Lien PIK Notes to be issued under the Second Lien PIK Notes Indenture (the “Additional Notes”), such that the aggregate principal amount of the Additional Notes purchased (the “Additional Note Principal Amount”) plus the accrued interest thereon from the most recent date to which interest has been paid on the then outstanding Second Lien PIK Notes to the Closing Date (as defined below) shall equal $12.5 million; and

WHEREAS, AMI and each Investor are entering into and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

1.          Purchase and Sale of Securities. Subject to the terms, conditions and limitations set forth herein, on the Closing Date (as defined below), AMI agrees to issue and sell to each Investor and each Investor severally, but not jointly, agrees to purchase from AMI, such Investor’s pro rata share, as set forth on Schedule A hereto, of the Additional Note Principal Amount (it being understood that in no event shall any Investor be required to purchase more than its pro rata share of Additional Notes).

2.          Closing. This purchase and sale of the Additional Notes on the terms and subject to the conditions set forth in this Agreement is referred to herein as the “Closing,” and the date of the Closing is referred to herein as the “Closing Date.” The Closing shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld LLP in New York, New York. The Closing shall occur simultaneously with (x) the closing of the Transactions pursuant to the Merger Agreement and (y) the delivery of the consents or waivers and amendments described in Section 7(b)(iii), assuming the satisfaction or waiver of all conditions to the Closing set forth herein (other than conditions which by their nature can be satisfied only at the Closing).

3.          Purchase Price. Each Investor shall pay $1,000 per $1,000 of principal amount of Additional Notes to be purchased by such Investor at the Closing plus accrued interest thereon from the most recent date to which interest has been paid on the then outstanding Second Lien PIK Notes. For the avoidance of doubt, the aggregate purchase price payable by the Investors to AMI will be $12.5 million.

4.          Settlement. The payment for, against delivery of, Additional Notes shall be settled on the Closing Date. By 9:00 a.m. on the Closing Date, each Investor shall provide payment for the Additional Notes to be issued and sold on such date to AMI’s designated account by wire transfer of immediately available funds. On the Closing Date, AMI shall deliver against payment of the purchase price the Additional Notes to the Investors through customary book-entry delivery procedures pursuant to instructions provided to AMI by the Investors no later than two business days prior to the Closing Date in the form of one or more permanent global Additional Notes in registered form without interest coupons (the “Restricted Global Notes”), which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Restricted Global Notes shall be assigned the same CUSIP number as those Second Lien PIK Notes issued under the Second Lien PIK Notes Indenture on October 2, 2013 (the “Initial Notes”) and shall include the legend regarding restrictions on transfer set forth in the Form of Note attached as Exhibit A to the Second Lien PIK Indenture.

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5.          Representations and Warranties of AMI and the Guarantors. AMI and each of the Guarantors hereby makes the following representations and warranties (jointly and severally) to the Investors:

(a)          Organization, Good Standing and Power. AMI and each of the Guarantors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power and authority, to own, lease and operate its assets and to carry on its business as now conducted. AMI and each of the Guarantors is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as such term is defined in the Merger Agreement).

(b)          Authority, Enforceability. AMI and each of the Guarantors has the requisite corporate power and authority to enter into and perform this Agreement and, in the case of AMI, to issue and sell the Additional Notes in accordance with the terms hereof. The execution, delivery and performance by AMI and each of the Guarantors of this Agreement and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of AMI, AMI’s board of directors (the “Board of Directors”), any of the Guarantors, the board of directors (or any equivalent governing body) of any of the Guarantors, AMI’s stockholders or the stockholders or other equity holders of any of the Guarantors is required. This Agreement has been duly executed and delivered by AMI and each of the Guarantors and constitutes a valid and legally binding obligation of AMI and each of the Guarantors enforceable against AMI and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (the “Enforceability Exceptions”).

(c)          Issuance of Additional Notes. The Second Lien PIK Notes Indenture has been duly and validly authorized by AMI and the Guarantors, and constitutes a valid and legally binding obligation of each of AMI and the Guarantors, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions. The Additional Notes to be issued under this Agreement have been duly and validly authorized by all necessary corporate action on the part of AMI. The Additional Notes, upon authentication by a duly authorized signatory of the Trustee in accordance with the terms of the Second Lien PIK Indenture, will have been duly executed, issued and delivered by AMI, and when paid for in accordance with the terms of this Agreement, will be the valid and legally binding obligation of AMI, enforceable against AMI in accordance with their terms, subject to the Enforceability Exceptions, and entitled to the benefits provided by the Second Lien PIK Notes Indenture. The Additional Notes to be issued under this Agreement will have identical terms to the Initial Notes, other than with respect to the date of issuance, issue price and interest accrued prior to the issue date of the Additional Notes.

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(d)          Guarantee. The Additional Notes will be unconditionally guaranteed as to the payment of principal and interest by the Guarantors (the “Guarantees”). The Guarantee to be endorsed on the Additional Notes by each Guarantor has been duly authorized by such Guarantor. When the Additional Notes are delivered and paid for pursuant to this Agreement, and issued, executed and authenticated in accordance with the terms of the Second Lien PIK Notes Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, and will constitute the valid and legally binding obligation of such Guarantor, subject to the Enforceability Exceptions.

(e)          No Registration Rights. Other than the Stockholders’ Agreement, dated as of December 22, 2010, as amended, among AMI its stockholders party thereto, there are no contracts, agreements or understandings between AMI or any Guarantor and any person granting such person the right to require AMI or such Guarantor to file a registration statement under the Securities Act with respect to any securities of AMI or such Guarantor or to require AMI or such Guarantor to include such securities with any other securities that may be registered by AMI or such Guarantor pursuant to any registration statement under the Securities Act.

(f)          Absence of Further Requirements. Assuming the accuracy of the Investors’ representations and warranties in Section 6 of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or authority or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by AMI or the Guarantors of this Agreement or (B) the issuance and sale of the Additional Notes, the issuance of the Guarantees and the consummation of the Transactions, except such consents as have been or will be obtained or made on or prior to the Closing Date.

(g)          No Conflicts. The execution, delivery and performance by AMI or any Guarantor of this Agreement, and the consummation by AMI or the Guarantors of the transactions contemplated hereby, including the issuance and sale of the Additional Notes by AMI and the issuance of the Guarantees by the Guarantors, do not and shall not (i) result in a violation of any provision of the charter or bylaws or other organizational documents of AMI or any Guarantor, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which AMI or any Guarantor is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of AMI or any Guarantor under any agreement or any commitment to which AMI or any Guarantor is a party or by which AMI or any Guarantor is bound or to which any of its properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to AMI or any Guarantor or by which any property or asset of AMI or any Guarantor is bound or affected (including federal and state securities laws and regulations), except in the case of each of clauses (ii) – (iv), where such violations, conflicts, breaches, defaults, violations or liens would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Assuming the accuracy of the Investors’ representations and warranties in Section 6 of this Agreement, AMI is not required under any applicable federal law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any federal court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Additional Notes to the Investors in accordance with the terms hereof, except for such consents, authorizations, orders, filings or registrations which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(h)          Absence of Defaults and Conflicts. No event or condition which constitutes a default (or an event which, with notice or lapse of time or both, would become a default) under this Agreement has occurred and is continuing, except such as has been validly cured or waived.

(i)          Securities Act. Assuming the accuracy of the representations and warranties of each Investor contained in Article 5 and the compliance of such parties with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Additional Notes to the Investors (and the issuance of the Guarantees by each Guarantor), in the manner contemplated by this Agreement, to register the offer and sale of the Additional Notes under the Securities Act or to qualify an indenture in respect of the Additional Notes or the Guarantees under the Trust Indenture Act of 1939, as amended. Neither AMI nor any Guarantors, nor any of their respective affiliates, nor any person acting on its or their behalf (other than the Investors, as to whom no representation or warranty is made) has engaged directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Additional Notes (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) under the Securities Act. Neither AMI nor any Guarantor has entered or will enter into any arrangement or agreement with respect to the distribution of the Additional Notes, except for this Agreement. AMI and each Guarantor have complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Additional Notes and the Guarantees contemplated by this Agreement. From and after the date hereof and prior to the completion of the distribution of the Additional Notes, AMI shall not distribute any offering material in connection with the offering and sale of the Additional Notes.

6.          Representation and Warranty of the Investors. Each Investor, severally and not jointly, hereby makes the following representation and warranty to AMI:

(a)          Each Investor has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by all requisite action on behalf of such Investor, and no further consent or authorization is required by such Investor, its board of directors (or any equivalent governing body) or its stockholders or other equity owners for the performance by such Investor of its obligations hereunder. This Agreement has been duly and validly executed and delivered on behalf of such Investor and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to the Enforceability Exceptions.

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(b)          Each Investor is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act). Each Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act). Each Investor understands and acknowledges that the Additional Notes are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the initial offering and issuance of the Additional Notes has not been registered under the Securities Act or any other securities law and that (i) if in the future it decides to resell, pledge or otherwise transfer any Additional Notes that it purchases hereunder, those Additional Notes, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only pursuant to an applicable exemption from registration under the Securities Act in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (ii) it will, and each subsequent holder of any of the Additional Notes that it purchases in this offering is required to, notify any subsequent purchaser of such Additional Notes from it or subsequent holders, as applicable, of the resale restrictions referred to in clause (i) of this sentence. The Additional Notes will contain a restrictive legend as set forth in the Form of Note attached as Exhibit A to the Second Lien PIK Indenture.

(c)          Each Investor is acquiring the Additional Notes for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

(d)          No broker, investment banker, finder or other person has been retained by or authorized to act on behalf of any Investor in connection with the transactions contemplated hereby, and no commission or other remuneration has been paid or given directly or indirectly by or on behalf of such Investor in connection therewith.

7.          Certain Conditions.

(a)          Conditions Precedent to the Obligations of AMI and the Guarantors. The obligations of AMI and the Guarantors on the Closing Date are subject to the satisfaction, or waiver, of each of the conditions set forth below. These conditions are for AMI’s and the Guarantors’ sole benefit and may be waived by AMI and the Guarantors at any time in their sole discretion.

(i)          The representations and warranties of each Investor contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)         Section 5.02(a) of the Merger Agreement shall have been satisfied by AMI Parent Holdings LLC and AMI Merger Corporation or waived by AMI on the Closing Date.

(iii)        Each Investor shall have performed, satisfied and complied with in all material respects with all agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Investor at or prior to the Closing Date.

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(b)          Conditions Precedent to the Obligations of Each Investor. The obligations of each Investor on the Closing Date are subject to the satisfaction, or waiver, of each of the conditions set forth below; provided, that the satisfaction of the conditions in clauses (i) and (iii) below are not conditions precedent to the Closing and may occur simultaneously with the Closing on the Closing Date. These conditions are for each Investor’s sole benefit and may be waived by each Investor at any time in its sole discretion.

(i)          The closing of the Transactions contemplated by the Merger Agreement shall have occurred substantially simultaneously with or immediately prior to the Closing.

(ii)         This Agreement is in full force and effect, and has not been terminated and there shall not exist any default hereunder by any party other than the Investors.

(iii)        AMI shall have obtained any consents or waivers, as applicable, required under (1) the Revolving Credit Agreement, dated as of December 22, 2010, among AMI, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as amended, restated, replaced, refinanced or otherwise modified from time to time in accordance with the terms thereof (the “Revolving Credit Agreement”), (2) the indenture governing the 11½% First Lien Senior Secured Notes due 2017, dated as of December 1, 2010, among AMI (as successor by merger to AMO Escrow Corporation), the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent, as such agreement may be amended, restated or supplemented on the date hereof, (3) the Second Lien Notes Indenture and (4) the Second Lien PIK Notes Indenture (collectively, and as amended, restated or supplemented on the date hereof, the “Debt Documents”), to permit (a) the “change of control” (as defined in each of Debt Documents) that is expected to occur upon the consummation of the Merger; and (b) the issuance and sale of Additional Notes.

(iv)        (w) The Debt Documents shall permit the issuance and sale of Additional Notes on the Closing Date, (x) the Debt Documents shall have been duly executed by AMI and the Guarantors, as applicable, and in the case of the Additional Notes, the Additional Notes shall have been duly executed by AMI and shall have been authenticated by the Trustee, (y) the Additional Notes shall have been delivered to the Investors by AMI against payment therefor by the Investors in accordance with Sections 3 and 4 hereof and (z) there exists no event or condition which constitutes an event of default, or which upon notice, lapse of time, or both would constitute an event of default, under the Debt Documents, each of which is in full force and effect.

(v)         To the extent the representations and warranties of AMI and the Guarantors contained in this Agreement are qualified as to materiality or similar qualifiers, such representations and warranties shall be true and correct in all respects on and as of the date of this Agreement and the Closing Date (except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date), and the representations and warranties of AMI and the Guarantors contained in this Agreement that are not so qualified shall be true and correct in all material respects on and as of the date of this Agreement and the Closing Date (except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date).

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(vi)        Section 5.01(a) of the Merger Agreement shall have been satisfied by AMI or waived by AMI Parent Holdings LLC on the Closing Date.

(vii)       AMI and the Guarantors shall have performed, satisfied and complied with in all material respects with all agreements and conditions required by this Agreement to be performed, satisfied or complied with by AMI and the Guarantors at or prior to the Closing Date.

(viii)      (a) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would render impossible the issuance or sale of Additional Notes; and (b) no injunction or order of any federal, state or foreign court shall have been issued that would prevent the issuance or sale of Additional Notes.

(ix)         The Investors shall have received a customary opinion from outside counsel to AMI and the Guarantors, dated the Closing Date, in the form mutually agreed to by the parties hereto.

(x)          The Investors shall have received secretary’s certificate, dated the Closing Date, reasonably satisfactory to the Investors, which shall include the following documents with respect to AMI and each Guarantor as the Investors shall reasonably request: (i) certificates of organization or comparable documents; (ii) by-laws or comparable documents; (iii) resolutions of the board of directors (or equivalent governing body) of each entity or comparable documents and (iv) certificates of good standing of from the jurisdiction of organization of each such entity (to the extent such a concept exists in such jurisdiction).

(xi)         The Investors shall have received a certificate of AMI and each Guarantor, dated the Closing Date, signed on behalf of AMI by its Chairman of the Board, President or any Vice President, to the effect that:

(A)         the representations and warranties of AMI or such Guarantor, as applicable, contained in this Agreement and in the Merger Agreement that are qualified as to materiality or similar qualifiers are true and correct on and as of the Closing Date (except those representations and warranties that relate to a specified date, which shall be true and correct in all respects as of that date), and the representations and warranties of AMI or such Guarantor, as applicable, contained in this Agreement and in the Merger Agreement that are not so qualified are true and correct in all material respects on and as of the Closing Date (except those representations and warranties that relate to a specified date, which shall be true and correct in all respects as of that date), and AMI or such Guarantor, as applicable, has complied in all material respects with all of its agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (unless otherwise waived); and

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(B)         the sale of the Additional Notes hereunder has not been enjoined (temporarily or permanently).

(xii)        On the Closing Date, AMI shall have paid all fees and out-of-pocket costs and expenses of the Investors pursuant to Section 7.04 of the Merger Agreement.

(xiii)       AMI shall have taken any actions required to cause the Additional Notes to be eligible for clearance and settlement through the facilities of DTC. The Additional Notes shall be assigned the same CUSIP as the Initial Notes.

8.          Indemnification.

(a)          Indemnification by AMI. AMI shall indemnify and hold harmless each Investor, each Investor’s directors, officers, partners, employees and affiliates, and each person, if any, who controls each Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an “Indemnified Party”) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which each Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon (a) any violation of United States federal or state securities laws in connection with the transactions contemplated by this Agreement by AMI or any of its affiliates, officers, directors or employees, (b) any misrepresentation or breach of any representation or warranty made by AMI in this Agreement or any other certificate, instrument or document contemplated hereby, (c) any breach of any agreement or obligation of AMI contained in this Agreement or any other certificate, instrument or document contemplated hereby or (d) any cause of action, suit or claim brought or made against an Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of AMI) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Additional Notes, or (iii) the status of each Investor as an investor in AMI pursuant to the transactions contemplated by this Agreement and the related documents contemplated hereby; provided, however, that AMI shall not be liable under this Section 8(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly from any such acts or failures to act, undertaken or omitted to be taken by such Indemnified Party through its bad faith or willful misconduct. AMI shall reimburse the Indemnified Party promptly upon written demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Indemnified Party in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification; provided, however, that AMI shall not be liable for such reimbursement to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly from any such acts or failures to act, undertaken or omitted to be taken by such Indemnified Party through its bad faith or willful misconduct.

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(b)          Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8(a), the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8(a), except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an Indemnified Party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the Indemnified Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the Indemnified Parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the Indemnified Parties. Each Indemnified Party, as a condition to receiving indemnification as provided in Section 8(a), will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested (by written notice provided in accordance with Section 10) an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the Indemnified Party, effect any settlement of a pending or threatened action with respect to which an Indemnified Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an Indemnified Party in respect of any loss or liability referred to in Section 8(a) as to which such Indemnified Party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the Indemnified Party, on the other hand, from the sale of Additional Notes which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

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The remedies provided for in Section 8(a) and this Section 8(b) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.

9.          Termination. This Agreement may be terminated at any time as follows:

(a)          by mutual written consent of AMI and the Investors; or

(b)          automatically, upon the termination of the Merger Agreement.

Upon the termination of this Agreement in accordance with and pursuant to this Section 9, this Agreement shall become void and of no further force or effect, each party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any party hereto; provided, however, that (i) in no event shall any such termination relieve a party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination, notwithstanding any termination of this Agreement by any party hereto, and (ii) Section 8 shall survive termination of this Agreement. Upon the termination of this Agreement, the fees and expense reimbursements required hereby shall be payable for work through the termination date.

10.         Notices.

(a)          All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile or electronic mail transmission, by nationally recognized overnight courier or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers.

If to Investors:

To the address set forth beneath each Investor’s signatures to this Agreement with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn: Andrew N. Rosenberg, Esq.

Brian Hermann, Esq.

Tracey A. Zaccone, Esq.

arosenberg@paulweiss.com

bhermann@paulweiss.com

tzaccone@paulweiss.com

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If to AMI:

American Media, Inc.
4 New York Plaza
New York, New York 10004
Attn: Eric Klee, Senior Vice President, Secretary and General Counsel
eklee@amilink.com

with a copy (which shall not constitute notice) to:

Akin, Gump, Strauss, Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Facsimile: 212.872.1002
Attn: Russell W. Parks, Jr. and Erica D. McGrady

(b)          All such notices, requests and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the fifth (5th) business day after the posting thereof.

11.        Successors and Assigns; Assignment; Severability; Several Obligations. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, heirs, executors, estates, administrators and representatives. Any Investor may assign, delegate, or otherwise transfer this Agreement or any of its rights or obligations hereunder without the consent of any other party hereto, to any of its affiliates or any entity or person over which such Investor or any of its affiliates exercises investment authority, including with respect to voting and dispositive rights, but such assignment, delegation or transfer shall not modify or eliminate obligations of such Investor hereunder. AMI may not assign, delegate, or otherwise transfer this Agreement or any of its rights or obligations hereunder without the consent of each of the Investors, and any purported assignment in violation of this Section 11 shall be null and void ab initio without limiting any other remedies available to the other parties hereto. This Agreement is intended for the benefit of the parties hereto and no other person or entity shall be a third party beneficiary hereof or have any rights hereunder. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction. The agreements, representations and obligations of the Investors under this Agreement are, in all respects, several and not joint.

12.        Entire Agreement. This Agreement, including the recitals hereto and the Schedule and Exhibits, contains the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements (oral and written) and all other prior negotiations, with respect to such subject matter; provided, however, that the parties acknowledge and agree that any confidentiality agreements heretofore executed between AMI and any Investor or affiliate of any Investor shall continue in full force and effect as provided therein.

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13.        Interpretation and Construction. For purposes of this Agreement, (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, any reference in this Agreement made to an Article, Section, Exhibit, Annex or Schedule refers to an Article or Section of, or Exhibit, Annex or Schedule to, this Agreement; (e) unless otherwise stated, the words “herein,” “hereof” and ‘‘hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement; and (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof.

14.        Amendments. This Agreement, including the Schedules and Exhibits hereto, may be amended only upon written approval of each Investor and AMI.

15.        Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

16.        Non-Recourse. No past, present or future manager, director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative or party hereto or any affiliate of any party hereto shall have any liability for any obligations or liabilities of such party (or, in the case of an Investor, any other Investor under this Agreement), or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

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17.        Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State and County of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.        Independent Nature of Obligations. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The failure or waiver of performance under this Agreement by any Investor shall not excuse performance by any other Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimeni
Name:	Christopher V. Polimeni
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

AMI CELEBRITY PUBLICATIONS, LLC

AMI DIGITAL, INC.
AMI PAPER, INC.

COUNTRY MUSIC MEDIA GROUP, INC.

IN STORE SERVICES INC.

ODYSSEY MAGAZINE PUBLISHING GROUP, INC.

WEIDER PUBLICATIONS, LLC

By:	/s/ Christopher V. Polimeni
Name:	Christopher V. Polimeni
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

Signature page to Note Purchase Agreement (AMI and Guarantors)

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

CHATHAM ASSET MANAGEMENT, LLC
Investment Advisor
(on behalf of itself and the entities set forth
on Schedule A)

By:	/s/ James Ruggerio, Jr.
	Name:	James Ruggerio, Jr.
	Title:	Chief Operating Officer

Signature page to Note Purchase Agreement (CHATHAM PARTIES)

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

OMEGA CHARITABLE PARTNERSHIP, L.P.

By:	/s/ David Bloom
	Name:	David Bloom
	Title:	Member

Signature page to Note Purchase Agreement (OMEGA)

Schedule A

The Investors

Chatham Parties

Chatham Asset High Yield Master Fund, Ltd.: 89.39% Additional Note Principal Amount

Chatham Eureka Fund, L.P.: 0.00% Additional Note Principal Amount

Other Investors

Omega Charitable Partnership, L.P.: 10.61% Additional Note Principal Amount